Gibraltar Announces First Quarter 2021 Financial Results

Q1 Revenue Increases 34%, including 10% Organic and 24% Growth from Acquisitions
GAAP EPS Up 7% to $0.32, Adjusted EPS Expands 33% to $0.53
Strong Demand in Each Segment with Order Backlog at Record $355 Million
Separating Renewable Energy and Conservation Segment into Two Segments

Buffalo, New York, May 5, 2021 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the renewable energy, residential, agtech, and infrastructure markets, today reported its financial results for the three-month period ended March 31, 2021. Reported results include TerraSmart, acquired at the end of December 2020.

“Our first quarter results reflect solid execution and participation gains across our markets while continuing to operate through the pandemic as well as challenging weather across the country and supply chain and labor availability dynamics,” President and Chief Executive Officer Bill Bosway stated. “Revenue increased 34%, adjusted EPS grew 33% and our order backlog strengthened to $355 million. The integrations of TerraSmart and Sunfig in our Renewables business are on plan, and we have made significant progress with the integration of Thermo Energy Solutions in our Agtech business. Overall, we are off to a solid start in 2021.”

Segment Reporting Change
Beginning with the first quarter of 2021, Gibraltar will report business results across four segments: Renewables, Residential, Agtech, and Infrastructure, with Renewables and Agtech separated out of the former Renewable Energy and Conservation Segment. Commenting on this change, Mr. Bosway stated, “As we continue our transformation, it is important we offer greater transparency to our investors and stakeholders about our strategy and performance of our core businesses and the markets we participate in. The Renewables and Agtech businesses are creating significant opportunities for us, and unique and focused investments are required to accelerate growth in each business going forward.”
First Quarter 2021 Consolidated Results from Continuing Operations
Net sales from continuing operations increased 33.5% to $287.6 million, driven by the Renewables and Residential segments, with organic growth contributing 10.0% and recent acquisitions 23.5%.

GAAP earnings increased 6.1% to $10.5 million, or $0.32 per share, and adjusted earnings increased 30.8% to $17.4 million, or $0.53 per share, the result of organic growth and continued margin expansion in the Renewables, Residential, and Infrastructure segments, the TerraSmart acquisition, product and services mix, good price/cost management, and 80/20 productivity initiatives. Adjusted measures remove charges for restructuring initiatives, acquisition-related items, senior leadership transition costs, and other reclassifications, as further described in the appended reconciliation of adjusted financial measures.
Below are first quarter 2021 consolidated results from continuing operations:

	Three Months Ended March 31,
$Millions, except EPS	GAAP			Adjusted
	2021	2020	% Change	2021	2020	% Change
Net Sales	$287.6	$215.4	33.5%	$287.6	$215.4	33.5%
Net Income	$10.5	$9.9	6.1%	$17.4	$13.3	30.8%
Diluted EPS	$0.32	$0.30	6.7%	$0.53	$0.40	32.5%

First Quarter Segment Results

Renewables
The Renewables segment reflects Gibraltar’s business in the solar energy market, and includes the design, engineering, manufacturing and installation of solar racking and electrical balance of systems. The results of the Renewables segment include the acquisitions of TerraSmart and Sunfig, which were completed in December 2020.
Revenue increased 80.8%, driven by the acquisitions of TerraSmart and Sunfig, along with 2.1% organic growth across the legacy business. As experienced during the fourth quarter of 2020, project schedule movement and timing remained dynamic in the quarter given record infection rates, some unique weather events, and ongoing supply chain challenges. As well, given the extension of the investment tax credit benefit, demand related to safe harbor activity was significantly reduced in this quarter versus the previous year. Despite this dynamic, both the legacy business and TerraSmart we able to offset the safe harbor impact in the current quarter. Overall, demand continued to build in both the legacy and TerraSmart businesses with each making significant contributions to increasing customer order backlog to $164 million, up 51% from prior year, a record level for the combined business.
Adjusted operating margin performance in the legacy business improved 50 basis points to 9.8% on continued 80/20 productivity in manufacturing facilities, good execution across field operations, and diligent price/cost management initiatives. TerraSmart delivered performance as per the acquisition plan, integration is on schedule, and it enters the second quarter with the necessary momentum to deliver its full year margin plan, which is expected to be accretive in 2021. GAAP margins reflect planned restructuring and integration costs associated with the onboarding of TerraSmart.
For the first quarter, the Renewables segment reported:

	Three Months Ended March 31,
$Millions	GAAP			Adjusted
	2021	2020	% Change	2021	2020	% Change
Net Sales	$85.5	$47.3	80.8%	$85.5	$47.3	80.8%
Operating Margin	-0.6%	9.2%	(980) bps	7.4%	9.3%	(190) bps

Residential
Revenue increased 35.6% with strong organic growth and participation gains across all four Residential businesses despite impact from challenging weather in February and supply chain dynamics related to material availability and logistics. The acquisition of Architectural Mailboxes in 2020 generated 9% of the total growth in the quarter and integration remains on track.
Adjusted operating margin increased with solid execution of 80/20 productivity initiatives, price/cost management, and higher volume which offset ongoing pandemic concerns, higher input costs, labor availability, and logistics management challenges.
For the first quarter, the Residential segment reported:

	Three Months Ended March 31,
$Millions	GAAP			Adjusted
	2021	2020	% Change	2021	2020	% Change
Net Sales	$140.2	$103.4	35.6%	$140.2	$103.4	35.6%
Operating Margin	16.4%	13.3%	310 bps	16.4%	13.5%	290 bps

Agtech
The Agtech segment provides commercial greenhouse growing and plant processing solutions including design, engineering, manufacturing and installation of commercial greenhouses and botanical oil extraction systems.
Revenue was down 5.1% driven by higher infection rates, challenging weather, supply chain dynamics, and the timing of regulatory approvals for cannabis production in a number recently- legalized states. Collectively, customer project planning for new production sites and the competition of existing sites were impacted accordingly. Offsetting these headwinds was positive activity in the produce market which continued to gain momentum and in turn offset slower but improving market conditions in the cannabis and hemp markets. Order activity and backlog continues to support Gibraltar’s outlook for these markets’ recovery in the second half of 2021. Segment backlog increased 5% sequentially to $96 million, driven by an active produce market, and this trend is expected to continue and drive positive results in 2021.
Adjusted operating margin was impacted by the overall mix and timing of projects along with lower volumes in the processing equipment business. The integration of Thermo Energy Solutions (TES), Agtech’s core produce market business, is progressing well despite the continued closure of the US-Canadian border. The majority of the lower margin projects brought in at the time of TES’ acquisition were completed in the quarter, and margins are expected to expand in 2021 through execution of newer, higher-margin projects in backlog and benefits from the implementation of 80/20 operating systems. The consolidation of two processing manufacturing facilities was also completed during the quarter, providing the business with a better cost structure going forward.
For the first quarter, the Agtech segment reported:

	Three Months Ended March 31,
$Millions	GAAP			Adjusted
	2021	2020	% Change	2021	2020	% Change
Net Sales	$46.7	$49.2	-5.1%	$46.7	$49.2	-5.1%
Operating Margin	2.0%	2.7%	(70) bps	2.4%	4.8%	(240) bps

Infrastructure
Revenue decreased $400,000 as the pandemic continued to impact existing and new project schedules driven by state and federal DOT funding. Order backlog grew 15% to $52 million in the first quarter, reflecting positive momentum as the economy continues to recover.
Improvement in adjusted operating margin was driven by ongoing investment in operating systems and technology, 80/20 productivity initiatives, and strong execution in fabricated products. This momentum has helped the business offset the slow but recovering market for higher-margin non-fabricated products and solutions.
For the first quarter, the Infrastructure segment reported:

	Three Months Ended March 31,
$Millions	GAAP			Adjusted
	2021	2020	% Change	2021	2020	% Change
Net Sales	$15.1	$15.5	(2.6)%	$15.1	$15.5	(2.6)%
Operating Margin	13.5%	10.2%	330 bps	13.5%	10.2%	330 bps

Business Outlook
“While we have solid end market demand and strong order backlog, general market challenges remain – the pandemic, general inflation, labor availability, and supply chain dynamics – and arguably, the current environment is more challenging than what we experienced in 2020. We will remain focused on execution and controlling what we can control, continuing to work on the business, and using our healthy balance sheet to invest in both organic and inorganic initiatives,” commented Mr. Bosway.
“Our guidance for revenue and earnings for the full year 2021 remains unchanged. Consolidated revenue is expected to range between $1.3 billion and $1.35 billion.
GAAP EPS is expected to range between $2.78 and $2.95 compared to $2.53 in 2020, and adjusted EPS is expected to range between $3.30 and $3.47 compared to $2.73 in 2020.”
Historical Segment Financial Information
Gibraltar has provided historical Renewables and Agtech segment information for the four quarters of 2020 and full-year 2019 on the Quarterly Results page of its website, which can be accessed through the Investor section by clicking on Reports & Presentations.
First Quarter 2021 Conference Call Details
Gibraltar will host a conference call today starting at 9:00 a.m. ET to review its results for the first quarter of 2021. Interested parties may access the webcast through the Investors section of the Company’s website at www.gibraltar1.com or dial into the call at (877) 407-3088 or (201) 389-0927. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website for one year.

About Gibraltar
Gibraltar Industries is a leading manufacturer and provider of products and services for the renewable energy, residential, agtech, and infrastructure markets. With a three-pillar strategy focused on business systems, portfolio management, and organization and talent development, Gibraltar’s mission is to create compounding and sustainable value with strong leadership positions in higher growth, profitable end markets. Gibraltar serves customers primarily throughout North America. Comprehensive information about Gibraltar can be found on its website at www.gibraltar1.com.

Forward-Looking Statements

Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, the impacts of COVID-19 on the global economy and on our customers, suppliers, employees, operations, business, liquidity and cash flows, other general economic conditions and conditions in the particular markets in which we operate, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, and our ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions.  Before making any investment decisions regarding our company, we strongly advise you to read the section entitled “Risk Factors” in our most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of our website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Adjusted Financial Measures
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release. Adjusted financial measures exclude special charges consisting of restructuring costs primarily associated with 80/20 simplification initiatives, senior leadership transition costs, acquisition related costs, and other reclassifications. These adjustments are shown in the reconciliation of adjusted financial measures excluding special charges provided in the supplemental financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results and may be different than adjusted measures used by other companies.

Contact:
LHA Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@lhai.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Net Sales	$287,592	$215,401
Cost of sales	227,574	165,540
Gross profit	60,018	49,861
Selling, general, and administrative expense	47,203	37,084
Income from operations	12,815	12,777
Interest expense	444	44
Other expense	315	518
Income before taxes	12,056	12,215
Provision for income taxes	1,560	2,313
Income from continuing operations	10,496	9,902
Discontinued operations:
Income before taxes	2,570	2,830
Provision for income taxes	304	673
Income from discontinued operations	2,266	2,157
Net income	$12,762	$12,059
Net earnings per share – Basic:
Income from continuing operations	$0.32	$0.30
Income from discontinued operations	0.07	0.07
Net income	$0.39	$0.37
Weighted average shares outstanding -- Basic	32,771	32,586
Net earnings per share – Diluted:
Income from continuing operations	$0.32	$0.30
Income from discontinued operations	0.07	0.07
Net income	$0.39	$0.37
Weighted average shares outstanding -- Diluted	33,104	32,883

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$20,731	$32,054
Accounts receivable, net of allowance of $3,319 and $3,529	199,598	197,990
Inventories, net	107,004	98,307
Prepaid expenses and other current assets	24,684	19,671
Assets of discontinued operations	—	77,438
Total current assets	352,017	425,460
Property, plant, and equipment, net	91,717	89,562
Operating lease assets	23,465	25,229
Goodwill	523,446	514,279
Acquired intangibles	151,877	156,365
Other assets	12,669	1,599
	$1,155,191	$1,212,494
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$135,130	$134,738
Accrued expenses	71,946	83,505
Billings in excess of cost	51,591	34,702
Liabilities of discontinued operations	—	49,295
Total current liabilities	258,667	302,240
Long-term debt	58,023	85,636
Deferred income taxes	37,996	39,057
Non-current operating lease liabilities	16,165	17,730
Other non-current liabilities	25,932	24,026
Stockholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 33,711 shares and 33,568 shares issued and outstanding in 2021 and 2020	337	336
Additional paid-in capital	308,147	304,870
Retained earnings	482,705	469,943
Accumulated other comprehensive income (loss)	764	(2,461)
Cost of 1,082 and 1,028 common shares held in treasury in 2021 and 2020	(33,545)	(28,883)
Total stockholders’ equity	758,408	743,805
	$1,155,191	$1,212,494

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Cash Flows from Operating Activities
Net income	$12,762	$12,059
Income from discontinued operations	2,266	2,157
Income from continuing operations	10,496	9,902
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	7,974	4,780
Stock compensation expense	2,368	1,665
Exit activity costs, non-cash	1,193	—
Benefit of deferred income taxes	—	(178)
Other, net	(162)	386
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	(2,522)	(7,180)
Inventories	(15,262)	(7,242)
Other current assets and other assets	(435)	6,218
Accounts payable	1,470	(18,909)
Accrued expenses and other non-current liabilities	(6,334)	(33,268)
Net cash used in operating activities of continuing operations	(1,214)	(43,826)
Net cash (used in) provided by operating activities of discontinued operations	(2,011)	814
Net cash used in operating activities	(3,225)	(43,012)
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	(2)	(54,539)
Net proceeds from sale of property and equipment	—	52
Purchases of property, plant, and equipment	(4,389)	(2,144)
Net proceeds from sale of business	26,991	—
Net cash provided by (used in) investing activities of continuing operations	22,600	(56,631)
Net cash used in investing activities of discontinued operations	(176)	(678)
Net cash provided by (used in) investing activities	22,424	(57,309)
Cash Flows from Financing Activities
Proceeds from long-term debt	20,000	—
Long-term debt payments	(46,636)	—
Purchase of treasury stock at market prices	(4,662)	(4,184)
Net proceeds from issuance of common stock	910	24
Net cash used in financing activities	(30,388)	(4,160)
Effect of exchange rate changes on cash	(134)	(916)
Net decrease in cash and cash equivalents	(11,323)	(105,397)
Cash and cash equivalents at beginning of year	32,054	191,363
Cash and cash equivalents at end of period	$20,731	$85,966

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,2021
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Acquisition Related Items	Adjusted Financial Measures
Net Sales
Renewables	$85,512	—	—	—	$85,512
Residential	140,217	—	—	—	140,217
Agtech	46,739	—	—	—	46,739
Infrastructure	15,124	—	—	—	15,124
Consolidated sales	287,592	—	—	—	287,592

Income from operations
Renewables	(521)	4,971	—	1,900	6,350
Residential	22,934	65	—	—	22,999
Agtech	929	204	—	—	1,133
Infrastructure	2,037	—	—	—	2,037
Segments Income	25,379	5,240	—	1,900	32,519
Unallocated corporate expense	(12,564)	—	1,289	883	(10,392)
Consolidated income from operations	12,815	5,240	1,289	2,783	22,127

Interest expense	444	—	—	—	444
Other expense	315	—	—	—	315
Income before income taxes	12,056	5,240	1,289	2,783	21,368
Provision for income taxes	1,560	1,373	306	707	3,946
Income from continuing operations	$10,496	$3,867	$983	$2,076	$17,422
Income from continuing operations per share - diluted	$0.32	$0.12	$0.03	$0.06	$0.53

Operating margin
Renewables	(0.6)%	5.8%	—%	2.2%	7.4%
Residential	16.4%	—%	—%	—%	16.4%
Agtech	2.0%	0.4%	—%	—%	2.4%
Infrastructure	13.5%	—%	—%	—%	13.5%
Segments Margin	8.8%	1.8%	—%	0.7%	11.3%
Consolidated	4.5%	1.8%	0.4%	1.0%	7.7%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31, 2020
	As Reported In GAAP Statements	Restructuring & Senior Leadership Transition Costs	Acquisition Costs	Adjusted Financial Measures
Net Sales
Renewables	$47,263	$—	$—	$47,263
Residential	103,419	—	—	103,419
Agtech	49,234	—	—	49,234
Infrastructure	15,485	—	—	15,485
Consolidated sales	215,401	—	—	215,401

Income from operations
Renewables	4,359	18	—	4,377
Residential	13,725	221	—	13,946
Agtech	1,340	—	1,001	2,341
Infrastructure	1,576	—	—	1,576
Segments Income	21,000	239	1,001	22,240
Unallocated corporate expense	(8,223)	2,280	259	(5,684)
Consolidated income from operations	12,777	2,519	1,260	16,556

Interest expense	44	—	—	44
Other expense	518	—	—	518
Income before income taxes	12,215	2,519	1,260	15,994
Provision for income taxes	2,313	59	316	2,688
Income from continuing operations	$9,902	$2,460	$944	$13,306
Income from continuing operations per share - diluted	$0.30	$0.07	$0.03	$0.40

Operating margin
Renewables	9.2%	—%	—%	9.3%
Residential	13.3%	0.2%	—%	13.5%
Agtech	2.7%	—%	2.0%	4.8%
Infrastructure	10.2%	—%	—%	10.2%
Segments Margin	9.7%	0.1%	0.5%	10.3%
Consolidated	5.9%	1.1%	0.6%	7.7%